UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2008
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Surfect Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	33-132597	88-0513176
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1800 West Broadway Road, Tempe, Arizona, 85282
(Address of Principal Executive Office) (Zip Code)

(480) 968-2897
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2008, the board of directors (the “Board”) of Surfect Holdings, Inc. (the “Company”) approved the 2008 Equity Incentive Plan (the “Plan”) which is attached as Exhibit 10.1. The Plan covers 58,000,000 shares of common stock which may be issued in the form of options, grants of restricted stock, restricted stock units and cash and stock settled stock appreciation rights.

On the same date, under the Plan the Board approved the granting of five-year non-qualified options exercisable at $0.12 per share to the following executive officers:

Optionee	Position	No. of Options
Steven Anderson	Director, Chief Executive Officer	1,927,731
Anthony Maffia, Jr.	Chief Financial Officer	1,393,500
Steve T. Cho	Chief Technology Officer	162,731

These fully vested options were granted in lieu of money owed to the officers by the Company resulting from unpaid compensation in 2007.

Under the Plan, these same persons were also granted five-year non-qualified options at an exercise price of $0.15 per share:

Optionee	No. of Shares
Steven Anderson	22,632,000
Anthony Maffia, Jr.	11,316,000
Steve T. Cho	8,487,000

The options vest over a three-year period on the last calendar day of each fiscal quarter beginning June 30, 2008, as long as each optionee continues to be employed by the Company as of the applicable vesting date. All of the shares of Common Stock issuable upon exercise of the options referenced in the above two tables may not be publicly sold for a period of 18-months from the date of grant.

Under the Plan, each of the Company’s non-employee directors received automatic grants of five-year non-qualified options, exercisable at $0.12 per share as follows:

Name	No. of Options	Purpose
Mark Cox	200,000	Service as a Director
Michael Mezzapelle	200,000	Service as a Director
	50,000	Service as Chairman of the Audit Committee
Pio Verges	200,000	Service as a Director
Laurence Wagner	200,000	Service as a Director

The options vest over a three-year period on the last calendar day of each fiscal quarter beginning June 30, 2008, as long as each optionee continues to be a director (or Committee Chairman) as of the applicable vesting date.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

10.1	2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Surfect Holdings, Inc.

By:	/s/ Steven Anderson
Steven Anderson President and Chief Executive Officer

Date: March 27, 2008